EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, Manulife Investment Management Limited and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.3) to which this Agreement is attached, relating to the Common Stock of Eagle Bancorp Montana Inc. is filed on behalf of each of them.

Manulife Financial Corporation

February 12, 2026
Date

/s/ Graham Miller
Signature

Graham Miller / Agent*
Name / Title

Manulife Investment Management Limited

February 4, 2026
Date

/s/ Christopher Walker
Signature

Christopher Walker / Chief Compliance Officer
Name / Title

Manulife Investment Management (US) LLC

February 10, 2026
Date

/s/ Paul Donahue
Signature

Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.